TO THE SECRETARY OF
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By Resolution received by the Secretary on July 15, 1987, the Board of Directors of American Enterprise Life Insurance Company:

         RESOLVED, That American Enterprise Life Insurance Company, pursuant to the provisions of Section 27-1-51 Section 1 Class 1(c) of the Indiana Insurance Code, established a separate account designated American Enterprise Variable Annuity Account, to be used for the Corporation's Variable Annuity contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As President of American Enterprise Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 183 additional subaccounts within the Account. Detailed below is the number of each such subaccounts that will invest in the following portfolios:

3 subaccounts investing in AXP(R)VP - Growth Fund
4 subaccounts investing in AXP(R)VP - S&P 500 Index Fund
3 subaccounts investing in AXP(R)VP - Cash Management Fund
4 subaccounts investing in AXP(R)VP - Diversified Bond Fund
1 subaccount investing in AXP(R)VP - Diversified Equity Income Fund
3 subaccounts investing in AXP(R)VP - Equity Select Fund
1 subaccount investing in AXP(R)VP - New Dimensions Fund(R)
1 subaccount investing in AXP(R)VP - Partners Small Cap Value Fund
1 subaccount investing in AXP(R)VP - Short Duration U.S. Government Fund
3 subaccounts investing in AIM V.I. Premier Equity Fund, Series II Shares
3 subaccounts investing in AIM V.I. Basic Value Fund, Series II Shares
3 subaccounts investing in AIM V.I. Capital Appreciation Fund, Series II Shares 3 subaccounts investing in AIM V.I. Capital Development Fund, Series II Shares
4 subaccounts investing in AllianceBernstein VP Total Return Portfolio (Class B) 3 subaccounts investing in AllianceBernstein VP Growth and Income Portfolio (Class B)
3 subaccounts investing in AllianceBernstein VP Premier Growth Portfolio (Class
B)
3 subaccounts investing in AllianceBernstein VP Technology Portfolio (Class B)
3 subaccounts investing in Evergreen VA Blue Chip Fund - Class 2
3 subaccounts investing in Evergreen VA Capital Growth Fund - Class 2
3 subaccounts investing in Evergreen VA Core Bond Fund - Class 2
3 subaccounts investing in Evergreen VA Equity Index Fund - Class 2
3 subaccounts investing in Evergreen VA Foundation Fund - Class 2
3 subaccounts investing in Evergreen VA Fund - Class 2
3 subaccounts investing in Evergreen VA Global Leaders Fund - Class 2
3 subaccounts investing in Evergreen VA Growth and Income Fund - Class 2
3 subaccounts investing in Evergreen VA Growth Fund - Class 2
3 subaccounts investing in Evergreen VA High Income Fund - Class 2
3 subaccounts investing in Evergreen VA International Equity Fund - Class 2

3 subaccounts investing in Evergreen VA Masters Fund - Class 2
3 subaccounts investing in Evergreen VA Omega Fund - Class 2
3 subaccounts investing in Evergreen VA Special Equity Fund - Class 2
3 subaccounts investing in Evergreen VA Special Values Fund - Class 2
3 subaccounts investing in Evergreen VA Strategic Income Fund - Class 2
3 subaccounts investing in Fidelity(R)VIP Contrafund Portfolio Service Class 2
3 subaccounts investing in Fidelity(R)VIP Growth Portfolio Service Class 2
1 subaccounts investing in Fidelity(R)VIP Mid Cap Portfolio Service Class 2
4 subaccounts investing in Fidelity(R)VIP Overseas Portfolio Service Class 2
1 subaccount investing in FTVIPT Franklin Real Estate Fund - Class 2
3 subaccounts investing in FTVIPT Templeton Foreign Securities Fund - Class 2
1 subaccount investing in FTVIPT Mutual Shares Securities Fund - Class 2
1 subaccount investing in FTVIPT Franklin Small Cap Fund - Class 2
1 subaccount invesging in FTVIPT Franklin Small Cap Value Securities Fund - Class 2
4 subaccounts investing in MFS(R)Investors Growth Stock Series - Service Class
3 subaccounts investing in MFS(R)New Discovery Series - Service Class
3 subaccounts investing in MFS(R)Total Return Series - Service Class
3 subaccounts investing in MFS(R)Utilities Series - Service Class
4 subaccounts investing in Oppenheimer High Income Fund/VA, Service Shares
3 subaccounts investing in Oppenheimer Capital Appreciation Fund/VA, Service Shares
1 subaccount investing in Oppenheimer Global Securities Fund/VA, Service Shares 3 subaccounts investing in Oppenheimer Main Street Small Cap Fund/VA, Service Shares
1 subaccount investing in Oppenheimer Strategic Bond Fund/VA, Service Shares
4 subaccounts investing in Putnam VT Research Fund - Class IB Shares
1 subaccount investing in Putnam VT Vista Fund - Class IB Shares
3 subaccounts investing in Putnam VT Growth and Income Fund - Class IB Shares
1 subaccount investing in Putnam VT International Equity Fund - Class IB Shares 4 subaccounts investing in STI Classic Variable Trust Capital Appreciation Fund 4 subaccounts investing in STI Classic Variable Trust Growth and Income Fund
4 subaccounts investing in STI Classic Variable Trust International Equity Fund 4 subaccounts investing in STI Classic Variable Trust Investment Grade Bond Fund 4 subaccounts investing in STI Classic Variable Trust Mid-Cap Equity Fund
4 subaccounts investing in STI Classic Variable Trust Small Cap Value Equity
Fund
4 subaccounts investing in STI Classic Variable Trust Value Income Stock Fund
3 subaccounts investing in Van Kampen LIT Comstock Portfolio, Class II Shares
3 subaccounts investing in Van Kampen LIT Growth and Income Portfolio, Class II Shares
3 subaccounts investing in Van Kampen UIF U.S. Real Estate Portfolio Class I Shares

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Enterprise Life Insurance Company, the Unit Investment Trust comprised of American Enterprise Variable Annuity Account and consisting of 1346 subaccounts is hereby reconstituted as American Enterprise Variable Annuity Account consisting of 1529 subaccounts.

                                            Received by the Secretary:





/s/ Carol A. Holton, President              /s/ Eric L. Marhoun
------------------------                    --------------------------
    Carol A. Holton, President                  Eric L. Marhoun

                                            Date:    October  29, 2003